Exhibit 99.1

Dell Sees Strong Growth in Revenue, Non-GAAP Operating Income and Cash Flow for Fiscal 2011

  Continued Client Product Refresh Drives Positive Expectations
  Enterprise Solution Portfolio Continues to Expand

AUSTIN, Texas--(BUSINESS WIRE)--June 23, 2010--Dell said today it expects solid growth for the year driven by the refresh of PCs in commercial and public segments coupled with the company’s expanding abilities to provide open, capable and affordable enterprise solutions.

The company expects revenue for Fiscal 2011 will increase 14 to 19 percent over Fiscal 2010. Dell also said it expects that non-GAAP operating income will increase by 18 to 23 percent over Fiscal 2010 and cash flow from operations will be greater than net income for the current year.

The outlook was provided ahead of Dell’s annual meeting for securities analysts, scheduled for 8 a.m. CDT Thursday. The event will be webcast live and archived along with presentation materials at www.dell.com/investor.

Brian Gladden, Dell chief financial officer, cited several factors contributing to the company’s positive outlook for the remainder of the year.

“An overdue client refresh among commercial and public customers is underway and we anticipate it will continue, and we will benefit from a strong cycle,” Mr. Gladden said. “The client refresh and the revenue it drives, along with our focus on selling more servers, storage, networking products and services through expanded enterprise offerings, are expected to increase our operating income and drive strong cash flow.”

In addition to the outlook, analysts will be briefed on progress in the company’s business strategies, especially focused on Dell’s expansion of its enterprise solutions portfolio through the development and acquisition of key intellectual property and sales capabilities.

Michael Dell, chairman and CEO, will describe the current challenges faced by Dell customers, especially CIOs, who are looking for solutions to support changing infrastructure and application management needs as the demands of global users for instant, secure access to data and content continues to grow.

“Dell is uniquely positioned to provide open, integrated best-of-breed solutions,” Mr. Dell said prior to the meeting. “We continue to stay focused on listening to our customers and delivering products, services and solutions that will fulfill their needs today, and tomorrow. With improvement in the global economy and increased IT spending in commercial and public segments, we have confidence in our ability deliver solid operating income, cash flow and returns to our shareholders.”

About Dell

Dell Inc. (NASDAQ: DELL) listens to customers and delivers worldwide innovative technology, business solutions and services they trust and value. For more information, visit www.dell.com. To view the webcast of the meeting or a replay, go to www.dell.com/investor.

Dell is a trademark of Dell Inc.

Dell disclaims any proprietary interest in the marks and names of others.

Special Note:

Statements in this press release that relate to future results and events (including statements about Dell’s future financial and operating performance, anticipated customer demand including client refresh timing and scope, and enterprise solutions strategies, as well as the financial guidance with respect to revenue, non-GAAP operating income and cash flow from operations) are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are based on Dell's current expectations. In some cases, you can identify these statements by such forward-looking words as “anticipate,” ‘believe,” “could,” “estimate,” “expect,” “intend,” “confidence,” “may,” “plan,” “potential,” “should,” “will” and “would,” or similar expressions. Actual results and events in future periods may differ materially from those expressed or implied by these forward-looking statements because of a number of risks, uncertainties and other factors, including: weak global economic conditions and instability in financial markets; weak economic conditions and additional regulation affecting Dell’s financial services activities; intense competition; Dell’s cost-cutting measures; Dell’s ability to effectively manage periodic product and services transitions; Dell’s ability to effectively manage the growth of its distribution capabilities and add to its product and services offerings; Dell’s ability to achieve favorable pricing from its vendors; Dell’s reliance on third-party suppliers for product components, including reliance on several single-sourced or limited-sourced suppliers; disruptions in component or product availability; successful implementation of Dell’s acquisition strategy; Dell’s ability to generate substantial non-U.S. net revenue; Dell’s product, customer, and geographic sales mix, and seasonal sales trends; Dell’s ability to access the capital markets; loss of government contracts; customer terminations of or pricing changes in services contracts, or Dell’s failure to perform as it anticipates at the time it enters into services contracts; Dell’s ability to hedge effectively its exposure to fluctuations in foreign currency exchange rates and interest rates; counterparty default; unfavorable results of legal proceedings; Dell’s ability to obtain licenses to intellectual property developed by others on commercially reasonable and competitive terms; expiration of tax holidays or favorable tax rate structures, or unfavorable outcomes in tax audits and other compliance matters; Dell’s ability to maintain strong internal controls; changing environmental and safety laws; the effect of armed hostilities, terrorism, natural disasters, and public health issues; information technology and manufacturing infrastructure disruptions or breaches of data security; Dell’s ability to attract, retain, and motivate key personnel; the fact that Dell can give no assurance as to the ultimate outcome of the SEC investigation, when any settlement with the SEC might occur, the terms or conditions of any settlement, or the potential impact of any resolution of this matter on Dell’s business; and other risks and uncertainties discussed in Dell’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for its fiscal year ended January 29, 2010. In particular, Dell’s expectations with regard to revenue, non-GAAP operating income and cash from operations for the full fiscal year ending January 28, 2011 assume, among other matters, that there is no significant decline in economic conditions generally or demand growth specifically, no significant adverse currency fluctuations which are unhedged, and no significant adverse component pricing or supply movements. Dell assumes no obligation to update its forward-looking statements, whether as a result of new information, future events or otherwise.

Use of Non-GAAP Financial Measures:

Dell provides non-GAAP financial information to investors to supplement GAAP financial information. Dell believes that excluding certain items from Dell’s GAAP results allows Dell’s management to better understand Dell’s consolidated financial performance from period to period and in relationship to the operating results of Dell’s segments, as management does not believe that the excluded items are reflective of underlying operating performance. Dell also believes that excluding certain items from Dell’s GAAP results allows Dell’s management to better project Dell’s future consolidated financial performance because Dell’s forecasts are developed at a level of detail different than that used to prepare GAAP-based financial measures, and exclude certain amounts pertaining to events that have not yet occurred and are not currently possible to estimate with a reasonable degree of accuracy. Non-GAAP operating income growth as projected for full fiscal year 2011, which is a forward looking non-GAAP financial measure, excludes the impact of acquisition related charges, amortization of purchased intangible assets related to acquisitions, severance and facility action costs, and accruals for a potential settlement of the SEC investigation as well as a provision for a securities litigation matter that were accrued for the first quarter of Fiscal 2011. The exclusion of these items in Dell’s non-GAAP presentations should not be interpreted as implying that these items are non-recurring, infrequent, or unusual. Dell believes non-GAAP financial measures will provide investors with useful information to help them evaluate Dell’s operating results and projections.

This non-GAAP financial information is not meant to be considered in isolation or as a substitute for operating income prepared in accordance with GAAP.

Non-GAAP operating income growth as projected for full fiscal year 2011 excludes possible amounts related to the following items:

  Acquisition-related charges are expensed as incurred and consist primarily of cash compensation payments, retention payments, integration costs, bankers’ fees, legal fees, and consulting fees that are primarily attributable to an acquisition. Acquisition-related charges are inconsistent in amount and are significantly impacted by the timing and nature of acquisitions. Therefore, although Dell may incur these types of expenses in connection with future acquisitions, Dell believes eliminating the expenses relating to acquisitions for purposes of calculating the non-GAAP financial measures facilitates a more meaningful projection of Dell’s future operating performance.
  Amortization of purchased intangible assets consists primarily of amortization of customer relationships, customer lists, acquired technology, trade names, and non-compete covenants purchased in connection with business acquisitions. Dell incurs charges relating to the amortization of these intangibles, and those charges are included in Dell’s GAAP financial statements. Amortization charges for Dell’s purchased intangible assets are inconsistent in amount and are significantly impacted by the timing and magnitude of Dell’s acquisitions. Consequently, Dell excludes these charges for purposes of calculating forward looking non-GAAP financial measures.
  Severance and facility action costs primarily relate to facilities charges including accelerated depreciation and to severance and benefits for employees terminated pursuant to actions taken as part of a comprehensive review of costs. Management measures the performance of Dell excluding the effects of severance and facility action costs. Dell excludes these severance and facility action costs for purposes of calculating forward looking non-GAAP financial measures because Dell believes eliminating the expenses for purposes of calculating the non-GAAP financial measures facilitates a more meaningful projection of Dell’s future operating performance.
  For the first quarter of Fiscal 2011, Dell recorded a $100 million liability related to a potential settlement of the SEC investigation, which was initiated in 2005. Dell also accrued $40 million for a securities litigation class action lawsuit that was filed against Dell during Fiscal 2007. Dell is excluding these settlements for the purpose of calculating the non- GAAP financial measure because it believes these settlements are outside Dell’s ordinary course of business and do not contribute to a meaningful evaluation of Dell’s future operating performance.

There are limitations to the use of non-GAAP financial measures. Other companies, including companies in Dell’s industry, may calculate non-GAAP financial measures differently than Dell does, limiting the usefulness of those measures for comparative purposes. In addition, items such as amortization of purchased intangible assets represent the loss in value of intangible assets over time. The expense associated with this loss in value is not included in the non-GAAP financial measures and such measures, therefore, do not reflect the full economic effect of such loss. Lastly, items such as severance and facility action costs and acquisition expenses that are excluded from non-GAAP financial measures can have a material impact on earnings. Dell’s management compensates for the foregoing limitations by relying primarily on Dell’s GAAP results, when available, and using non-GAAP financial measures only supplementally or for projections when comparable GAAP measures are not available. Non-GAAP financial measures are not an alternative to GAAP financial measures and should be read only in conjunction with financial information presented on a GAAP basis when available. Dell provides detailed reconciliations of historical non-GAAP financial measures to its most directly comparable GAAP measures in other written materials that include such historical non-GAAP financial measures, and Dell encourages investors to review the reconciliations in conjunction with the presentation of any such non-GAAP financial measures.

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